Rule 10f-3 Transactions





Fund Name:               	WF Omega Growth Fund
Security Description:    	Switch Inc.
Trade Date:              	10/06/17
Affiliated Principal
 Underwriter:            	Wells Fargo
Executing Broker:        	Goldman Sachs
Purchase Price:          	$17.000
Shares/Par:              	28,096
Underwriting Concession: 	5.500%

Fund Name:               	WF Omega Growth Fund
Security Description:    	Evoqua Water Technologies Corp
Trade Date:              	11/02/17
Affiliated Principal
 Underwriter:            	Wells Fargo
Executing Broker:        	Credit Suisse
Purchase Price:          	$18.000
Shares/Par:              	166,956
Underwriting Concession: 	6.000%

Fund Name:               	WF Growth Fund
Security Description:    	National Vision Holdings
Trade Date:              	10/26/17
Affiliated Principal
 Underwriter:            	Wells Fargo
Executing Broker:        	Bank of America
Purchase Price:          	$22.000
Shares/Par:              	16,310
Underwriting Concession: 	6.000%

Fund Name:               	WF Growth Fund
Security Description:    	Switch Inc.
Trade Date:              	10/06/17
Affiliated Principal
 Underwriter:            	Wells Fargo
Executing Broker:        	Goldman Sachs
Purchase Price:          	$17.000
Shares/Par:              	171,278
Underwriting Concession: 	5.500%

Fund Name:               	WF Premier Large Company Growth Fund
Security Description:    	Switch Inc.
Trade Date:              	10/06/17
Affiliated Principal
 Underwriter:            	Wells Fargo
Executing Broker:        	Goldman Sachs
Purchase Price:          	$17.000
Shares/Par:              	91,188
Underwriting Concession: 	5.500%

Fund Name:               	WF Growth Fund
Security Description:    	Liberty Oilfield Services Inc
Trade Date:              	01/12/18
Affiliated Principal
 Underwriter:            	Wells Fargo
Executing Broker:        	MORGAN STANLEY
Purchase Price:          	$17.000
Shares/Par:              	104,100
Underwriting Concession: 	5.500%